UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2021

UWM Holdings Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	82-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Blvd E Pontiac, Michigan	48341
(Address of principal executive offices)	(Zip code)

(800) 981-8898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On February 3, 2021, UWM Holdings Corporation, (the “Company”) issued a press release announcing the results of United Wholesale Mortgage (“UWM”) for the fourth quarter and full year ended December 31, 2020. Additionally, the Company announced that its Board of Directors had declared its first regular quarterly dividend of $0.10 per share on the outstanding shares of Class A Common Stock. The dividend is payable on April 6, 2021 to stockholders of record at the close of business on March 10, 2021. A copy of the Company’ press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated February 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021

UWM HOLDINGS CORPORATION

By:	/s/ Timothy Forrester
Name:	Timothy Forrester
Title:	Chief Financial Officer